Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-97707, 333-158767 and 333-112331) pertaining to The AES Corporation Retirement Savings Plan of our report dated June 29, 2010, with respect to the financial statements and supplemental schedules of The AES Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP McLean, Virginia

Date: June 29, 2010